SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Ethan Allen Interiors Inc.

(Name of Registrant as Specified In Its Charter)

Sandell Asset Management Corp.

Castlerigg Master Investments Ltd.

Castlerigg International Limited

Castlerigg International Holdings Limited

Castlerigg Offshore Holdings, Ltd.

Castlerigg Active Investment Fund, Ltd.

Castlerigg Active Investment Intermediate Fund, L.P.

Castlerigg Active Investment Master Fund, Ltd.

Castlerigg Event Driven and Arbitrage Fund

Thomas E. Sandell

Edward Glickman

Kathy Herbert

Richard Mansouri

Annelise Osborne

Ken Pilot

Alex Wolf

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DATED NOVEMBER 2, 2015

ETHAN ALLEN INTERIORS INC.

Ethan Allen Drive

Danbury, Connecticut 06811

__________________________

PROXY STATEMENT

OF

SANDELL ASSET MANAGEMENT CORP.

_________________________

PLEASE SIGN, DATE, AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

This Proxy Statement and the enclosed GOLD proxy card are being furnished by Sandell Asset Management Corp. and certain of its affiliates (as identified on Annex I, the “Sandell Group”, “we”, or “us”), and the nominees named in Proposal 1 (the “Nominees” and, together with the Sandell Group, the “Participants”), in connection with the solicitation of proxies from the stockholders of Ethan Allen Interiors Inc., a Delaware corporation (“Ethan Allen” or the “Company”).

For the reasons discussed in this Proxy Statement, we do not believe that the current board of directors of the Company (the “Board”) has pursued avenues that would maximize the potential value of Ethan Allen. We believe that poor corporate governance practices — including a stale board with an average tenure (prior to our engagement) of 14.4 years and the lack of a separate Board Chairman and CEO — have contributed to the Company’s lackluster revenue growth, as well as its failure to optimize its balance sheet or extract value from its extensive real estate holdings, which have all contributed to the Company’s underperformance as compared to its publicly traded peers. For these reasons, we are seeking to change a majority of the Board.

We are therefore seeking your support at the upcoming 2015 annual meeting of stockholders (the “Annual Meeting”), to be held on Tuesday, November 24, 2015 at 10:00 A.M. Eastern Time at Ethan Allen International Corporate Headquarters, Ethan Allen Drive, Danbury, Connecticut 06811, with respect to the following (each, a “Proposal” and, collectively, the “Proposals”):

Proposal		Our Recommendation

1.	To elect the Sandell Group’s slate of six director nominees — Edward Glickman, Kathy Herbert, Richard Mansouri, Annelise Osborne, Ken Pilot, and Alex Wolf (collectively, the “Nominees”) — to serve as directors and hold office until the annual meeting of stockholders to be held in 2016 and until their successors are duly elected and qualified, in opposition to the Company’s director nominees.	FOR ALL six of the nominees

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016.	FOR

3.	To vote on the Company’s advisory resolution on the compensation of its named executive officers.	AGAINST

4.	To approve the Company’s Stock Incentive Plan.	AGAINST

5.	To approve the incentive performance components of the CEO’s employment agreement for purposes of tax deductibility.	AGAINST

6.	To amend the Company’s Certificate of Incorporation to remove Article Fifth to eliminate the “Continuing Director Provision” for certain business combinations.	FOR

To transact any other business that properly comes before the Annual Meeting, including any postponement or adjournment thereof.

The Board is currently composed of nine directors and it is our expectation that there will be seven directors elected at the Annual Meeting. Through this Proxy Statement and enclosed GOLD proxy card, we are soliciting proxies to elect the six Nominees named herein to serve as directors, who if elected would constitute a majority of the Board.

The Company has set the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”) as October 5, 2015.  Stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting.  At the close of business on the Record Date, there were 28,414,297 shares of common stock, par value $0.01 per share (“Common Stock”), outstanding according to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 27, 2015 (the “Company’s Proxy Statement”). As of November 1, 2015, the Participants beneficially owned 1,563,854 shares of Common Stock in the aggregate, as further described on Annex I.

We urge you to sign, date and return the GOLD proxy card “FOR ALL” six Nominees to the Board, “FOR” Proposal 2, “AGAINST” Proposals 3–5, and “FOR” Proposal 6.

This Proxy Statement and GOLD proxy card are first being mailed or given to the Company’s stockholders on or about November 2, 2015.

This proxy solicitation is being made by the Sandell Group and the Nominees, and not on behalf of the Board or management of the Company or any other third party.  We are not aware of any other matters to be brought before the Annual Meeting other than as described herein.  Should other matters be brought before the Annual Meeting, the persons named as proxies in the enclosed GOLD proxy card will vote on such matters in their discretion.

If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” in the Questions and Answers section.

For instructions on how to vote and other information about the proxy materials, see the Questions and Answers section starting on page 15.

We urge you to promptly sign, date and return your GOLD proxy card.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Okapi Partners LLC, toll free at (877) 285-5990 or collect at (212) 297-0720.

2

BACKGROUND OF THIS PROXY SOLICITATION

We initially invested in the Company because we believed that the Company’s stock was undervalued and represented a potentially profitable investment opportunity. As a result of our extensive diligence of the Company and its business, we developed the belief that lackluster compound annual revenue growth (of only 2.7% versus 9.9% average of its most comparable peers[1]), together with what we believe have been sub-optimal fiscal policies, has contributed to a significant discount in the Company’s share price, as Ethan Allen has underperformed its publicly-traded peers by 119% over the last 10 years.[2] We believe that the Company’s problems can be traced to poor corporate governance in the form of a stale board — with an average tenure of 14.4 years prior to our engagement[3] — led by what we believe to be the prototypical “Imperial CEO” — a CEO that also serves as Chairman of the Board and President despite the inherent conflicts. Shareholders should not forget that while the Company recently announced its “intent” — following our recent critical public letter — to raise incremental long-term debt financing, Ethan Allen has maintained an under-levered balance sheet for many years amidst a remarkably low interest rate environment.

In late March 2015, one of our representatives contacted the Company and spoke with its CFO, Corey Whitely, and requested a call with the Company’s CEO, Chairman and President, Farooq Kathwari. On April 7, 2015, our representatives held a conference call with Messrs. Kathwari and Whitely to discuss our intent to become a meaningful shareholder of the Company and our belief that the Company’s stock was trading at a discount to its intrinsic value. After requesting a meeting in person on April 28, 2015, our representatives and Messrs. Kathwari and Whitely met at Ethan Allen’s headquarters to further discuss our analysis and ideas for the Company on May 20, 2015.

On June 17, 2015, one of our representatives called Mr. Whitely to discuss the Company’s real estate value and our ideas for the Company to unlock that value. On July 13, 2015, one of our representatives and Mr. Whitely further discussed the Company’s real estate and potential transactions that we believed would unlock the full value of the Company’s real estate.

On July 15, 2015, Mr. Sandell served as a panelist at the CNBC Institutional Investor Delivering Alpha conference, during which he discussed his outlook on Ethan Allen. During the CNBC panel, Mr. Sandell discussed the Company’s underperformance, the Company’s extremely low level of leverage, and the vast array of real estate properties on the Company’s balance sheet, including approximately 70 stores owned by the Company, eight manufacturing facilities and a 200-room hotel.

On August 14, 2015, we sent a public letter to Mr. Kathwari in which we stated our belief that the Company’s stock is trading at a discount to its intrinsic value and that Ethan Allen has underperformed its publicly-traded peers. In the letter, we stated our belief that the Company should retain an investment banking firm to explore strategic alternatives available to the Company to enhance shareholder value, including a recapitalization and a monetization of the Company’s real estate holdings or a sale to a private equity firm or other suitable buyer. In the letter, we also criticized the Company’s disclosure, buried in the middle of the Company’s 10-K, that it planned to accelerate the date of the 2015 Annual Meeting to be over a month earlier than the date indicated in the Company’s last proxy statement. In response to our public disclosure of the Company’s actions, the Company issued a press release on August 14, 2015 announcing that the Board would reschedule the Annual Meeting to November 24, 2015.

Also on August 14, 2015, one of our representatives sent an email to Mr. Whitely seeking to further engage in a substantive dialogue with the Company and reach an agreement for the Company to take concrete actions to address its underperformance. On August 18, 2015, Mr. Whitely replied and stated that the Company did not intend to speak with us until “later in September after Labor Day” — a delay of more than three weeks.

_____________________________________

[1] Source: SEC filings (Compound Annual Growth Rate (CAGR) for the period between FY2010/FY2011 and FY2014/FY2015). We believe the most comparable home furniture competitors are Restoration Hardware, Bassett Furniture, Williams-Sonoma, Pier 1 Imports, Haverty Furniture, and La-Z-Boy, as we have chosen companies that are primarily involved in the sale of home furnishings as opposed to the sale of office furniture or bedding/mattresses.

[2] Source: Bloomberg (as of July 8, 2015, the day prior to media reports stating that private equity firms have expressed interest in a transaction with the Company). Proxy peers include BSET, HVT, HNI, KNL, LZB, MLHR, PIR, RL, SCS, SCSS, TPX, TIF, and WSM, and exclude CPWM and SKS due to their acquisitions and FBN due to its bankruptcy.

[3] Source: The Company’s Proxy Statement on Schedule 14A in connection with the 2014 Annual Meeting of Stockholders, filed with the SEC on October 8, 2014.

Background	3

On August 26, 2015, we sent a public letter to the Board criticizing the Company’s refusal to engage in discussions with us until mid-September. In the letter, we reiterated our preference to reach an agreement with the Company in a timely manner in order to avoid the potential distraction and expense of a proxy fight. This delay would have made it more difficult for us to select and nominate candidates for election to the Board at the Annual Meeting or negotiate a mutually-agreeable alternative to a proxy fight if we chose to do so, as it pushed us up against the close of the nomination window (September 25). On August 27, 2015, the Company issued a press release wherein Mr. Kathwari reiterated the Company’s supposed “policy and practice of engaging with its shareholders” but failed to address or even acknowledge our efforts to engage in timely discussions with the Company.

On September 15, 2015, we submitted to the Company a formal notice of our intent to nominate the Nominees for election to the Board at the Annual Meeting, and issued a press release announcing the nominations. In the press release, we discussed our beliefs regarding the root causes of the Company’s underperformance, including our belief that the Company is plagued by poor corporate governance practices, including a stale and entrenched Board and the conflicts inherent in having the CEO serve as Chairman of the Board. We also criticized the continuing director provision in Article Fifth of the Company’s Certificate of Incorporation, which requires the approval of continuing directors for the approval of certain business combinations, as discussed in more detail in Proposal 6 of this Proxy Statement.

On September 30, 2015, one of our representatives sent another email to Mr. Whitely seeking to engage in a dialogue and reach a mutually-agreeable resolution to avoid a proxy fight. On October 5, 2015, our representatives held a teleconference with Mr. Kathwari and Mr. Whitely to continue such dialogue, and on October 6, 2015, we proposed a settlement to the Company. The draft settlement contemplated, among other things, that (i) the Company appoint Nominees to the Board; (ii) the formation of a “Corporate Planning Committee” to pursue the sale of the Company’s hotel assets, the sale-leaseback of the Company’s headquarters assets, and the retention of an investment banking firm to aid in the review of value creating options; (iii) the Company pursue a $200 million Dutch tender; and (iv) the Company repeal the special approval requirements for transactions with Interested Stockholders in the Company's Amended and Restated Certificate of Incorporation. Later in the day, Mr. Kathwari called Mr. Sandell but did not reply to our settlement offer. On October 8, 2015, in a telephone conversation amongst Messrs. Kathwari, Whitely, and Sandell and another of our representatives, the Company rejected our settlement offer and did not offer any counterproposals.

Background	4

PROPOSAL 1: ELECTION OF DIRECTORS

According to public information, the Board currently consists of nine directors, each of whose term as director is expiring at the Annual Meeting. According to the Company’s Proxy Statement, the Board has announced that two of the incumbent directors will step down prior to the Annual Meeting, and seven directors will be elected at the Annual Meeting. We are seeking your support at the Annual Meeting to elect our six Nominees, each of whom is independent of the Company. If successful in our proxy solicitation, the Board will be composed of our six Nominees — Edward Glickman, Kathy Herbert, Richard Mansouri, Annelise Osborne, Ken Pilot, and Alex Wolf — and one Company director nominee receiving a majority of the votes present, in person or by proxy, at the Annual Meeting and entitled to vote in favor of his or her election. If elected, each of the Nominees will serve one-year terms until the next annual meeting of stockholders and until their successors have been duly elected and qualified. If at least four of the Nominees are elected (to a seven-member Board), they will represent a majority of the members of the Board. There is no assurance that any incumbent director will serve as a director if one or more of the Nominees are elected to the Board. Although we are not aware of any plans to fill any vacancies on the Board as a result of the election of the Nominees, the Board (including any of the Nominees that are elected) may fill any vacancies that may exist on the Board following the conclusion of the Annual Meeting.

We are soliciting proxies to elect only the six Nominees listed herein. Accordingly, the enclosed GOLD proxy card may only be voted for the Nominees and does not confer discretionary voting power with respect to any of the Company’s director nominees. Stockholders who return the GOLD proxy card will only be able to vote for the six Nominees listed on the card and will not have the opportunity to vote for the additional seat up for election at the Annual Meeting. You can only vote for the Company’s director nominees by signing and returning a proxy card provided by the Company, by requesting a legal proxy and casting your ballot in person by attending the Annual Meeting, or by voting via the Internet or toll-free telephone number provided in the Company’s Proxy Statement. You should refer to the Company’s Proxy Statement for the names, background, qualifications and other information concerning the Company’s director nominees.

Nominees:

Edward Glickman
Age; Address	57; 124 Raynham Rd., Merion, PA 19066
Occupation	Edward Glickman is the Executive Chairman of FG Asset Management US
Experience

Mr. Edward Glickman is the Executive Chairman of FG Asset Management US, an alternative asset manager primarily serving Korean investors, which he joined in 2013. Mr. Glickman also serves as a senior adviser to Miller Investment Management, a wealth management firm serving ultra-high net worth families, where he provides strategy and implementation advice to the firm’s real estate fund platform since joining the firm in 2015. From 2012 to 2015, he served as Executive Director of the Center for Real Estate Finance Research and Clinical Professor of Finance at New York University Stern School of Business, and he has taught at the Stern School of Business since 2006. From 2004 to 2012, Mr. Glickman served as President and Chief Operating Officer of the Pennsylvania Real Estate Investment Trust, a publicly traded real estate investment trust, where he oversaw all operating functions and was a member of its Board of Trustees. Mr. Glickman has previously been employed by various real estate and financial services industry entities, including The Rubin Organization, Presidential Realty Corporation, Shearson Lehman Brothers and Smith Barney.

Mr. Glickman has served as a board member of Equity Commonwealth, one of the largest commercial office real estate investment trusts in the United States, since 2014. Mr. Glickman also has served as a board member of the Temple University Health System since 2008 and the Fox Chase Cancer Center and Sidney Kimmel Cancer Center since 2008 and 2006, respectively.

Mr. Glickman is a Fellow of the Royal Institute of Chartered Surveyors, a Certified Treasury Professional and a Registered Securities Principal.

Mr. Glickman received his Bachelors of Applied Science in Bioengineering and Bachelors of Science in Economics from the Management and Technology program at the University of Pennsylvania and his Master of Business Administration from Harvard Business School.

Service on Other Boards	Equity Commonwealth (since 2014)
Proposal 1 (Election of Directors)	5

Skills & Qualifications	Mr. Glickman's qualifications as a director include his experience and knowledge of the real estate industry, his understanding of public and private capital markets, his experience as an executive and trustee of a publicly traded REIT, and his strategic, operational and financial experience.

kathy herbert
Age; Address	62; 500 West Superior Street, Suite 1903, Chicago, IL 60654
Occupation	Director of Hooray Puree, Inc. and Chair of Big Brothers Big Sisters of Metropolitan Chicago
Experience

Ms. Kathy Herbert currently serves on the board of directors of the private packaged foods company Hooray Puree, Inc., which she joined in 2014. Ms. Herbert served as Executive Vice President of Human Resources of Albertsons Inc. (now a part of Albertsons Companies, Inc.), one of the largest food and drug retailers in the U.S., from 2001 to 2006, having joined the company from Jewel-Osco, a grocery store chain, which was acquired by Albertsons. Ms. Herbert served as Vice President of Human Resources of the Jewel-Osco Division of American Stores Company and subsequently Albertson's Inc. from 1998 to 2001. While at Jewel-Osco from 1969 to 2001, Ms. Herbert took on a number of progressive roles including Vice-President of Human Resources, where she was responsible for developing plans to integrate senior leadership upon the acquisition of Jewel-Osco by Albertson’s, as well developing plans for management succession.

Ms. Herbert served on the board of directors of Covidien plc (now Medtronic plc), a $10 billion global healthcare company from 2007 to 2012. She also serves as chair of the board of directors of Big Brothers Big Sisters of Metropolitan Chicago, a not-for-profit corporation serving approximately 1,800 children.

Ms. Herbert holds a Master of Business Administration from Lake Forest Graduate School of Management.

Service on Other Boards	Covidien plc (from 2007 to 2012)
Skills & Qualifications	Ms. Herbert’s senior leadership experience and success as the top human resources executive at numerous companies and experience as a board member of a large publicly traded company will bring valuable experience to the Board.

richard mansouri
Age; Address	46; 540 Madison Avenue, 36th Floor, New York, NY 10022
Occupation	Managing Director of Sandell Asset Management Corp
Experience

Mr. Richard Mansouri has served as a Managing Director of Sandell Asset Management Corp. since 2013, where he is responsible for the research and analysis of numerous publicly-traded equity securities and has been instrumental in expanding Sandell’s active approach to unlocking value in its investments in the United States. Immediately prior to joining Sandell, Mr. Mansouri was Portfolio Manager and Managing Member of Ridge Road Asset Management LLC, an asset management firm, from 2010 to 2013.

Mr. Mansouri has over 20 years of investment experience across a number of industries beginning at Elliott Associates, L.P., currently one of the world’s largest hedge fund firms, from 1995 to 2001, where he was a Senior Analyst and Portfolio Manager. Mr. Mansouri subsequently worked as a Partner and Member at Para Advisors LLC, an investment firm, and was a Portfolio Manager and Head of Research at DellaCamera Capital Management, LLC, a multi-strategy hedge fund.

Mr. Mansouri graduated magna cum laude from the University of Pennsylvania with a Bachelor of Science in Economics from The Wharton School and a Bachelor of Science in Engineering from The Moore School of Electrical Engineering.

Service on Other Boards	N/A
Skills & Qualifications	Having analyzed companies across many industries and with a specialized knowledge of companies with publicly-traded equity securities and how these companies can benefit from improvements in corporate governance practices, Mr. Mansouri would bring a wealth of valuable experience to the Board.

Proposal 1 (Election of Directors)	6

annelise osborne
Age; Address	41; 7 World Trade Center, New York, NY 10007
Occupation	Senior Vice President of Moody’s Investors Service, Inc.
Experience

Ms. Annelise Osborne is the Senior Vice President in the Commercial Real Estate Finance Group of Moody’s Investors Service, Inc., a leading provider of credit ratings, research, and risk analysis, which she joined in 2003. At Moody’s, Ms. Osborne is the Team Leader for the Commercial Mortgage Backed Securities (CMBS) surveillance group, where she manages a large team of real estate analysts and serves as a rating committee chair to determine real estate values, expected losses and the ratings process and methodology of bonds backed by commercial mortgages. In her role at Moody’s, Ms. Osborne is a voting member of various REIT committees. In addition to heading Moody’s CMBS Investor Outreach, Ms. Osborne is also responsible for Moody’s methodology for rating office properties and was awarded the Moody’s Achievement Award in 2012.

Ms. Osborne served as Co-Chair of the Moody’s Women’s Employee Resource Group in 2014 and 2015. Since 2013, she has served on the Executive Committee of the Commercial Real Estate Finance Council’s Education Committee. From 2011 until 2012, Ms. Osborne served on the board of directors of the Komera Project Foundation, a small non-profit foundation that supports girls’ secondary education in Rwanda.

Ms. Osborne graduated from The College of William and Mary, where she received a bachelor’s degree in Economics with a minor in Mathematics, and holds a Master of Business Administration from Columbia Business School.

Service on Other Boards	N/A
Skills & Qualifications	Ms. Osborne’s qualifications as a director include her extensive insider knowledge of the commercial real estate market that she acquired during her time as a senior credit officer and her expertise assessing commercial real estate values.

ken pilot
Age; Address	54; 1165 Park Ave #7C, New York, NY 10128
Occupation	Co-Founder of Pilot Consulting Practice LLC and Consultant to ABC Carpet & Home, Inc.
Experience

Mr. Ken Pilot currently serves as a consultant to ABC Carpet & Home, Inc., a high-end furniture and home decor chain, where he served as President from 2010 until 2015. During Mr. Pilot’s tenure as President, ABC Carpet doubled in profitability over a three-year period and saw a sharp turnaround in comparable store sales, which increased during his tenure to over +20% from a previous level of -7%. He also is the Co-Founder of Pilot Consulting Practice LLC, where he serves as an adviser to retailers on all aspects of their businesses.

Mr. Pilot served as Chief Galaxy Officer of RobotGalaxy, Inc., a retail and entertainment company, from 2006 to 2010. Previously, he was President of Martin and Osa at American Eagle Outfitters (AEO Inc.), a clothing and accessories retailer, from 2004 to 2006. From 2002 to 2004, Mr. Pilot served as President of Polo Ralph Lauren Factory Stores and New Business Development at Ralph Lauren Corporation, a designer and international retailer of apparel, accessories, fragrances and home furnishings. Prior to joining Ralph Lauren, Mr. Pilot was President of Gap Inc., a $1.6 billion retailer with more than 650 stores in five countries that he joined in 1989, as well as President of Gap Brand Worldwide until 2002.

Mr. Pilot received a Bachelor of Arts degree in history from Colgate University in 1983.

Service on Other Boards	N/A
Skills & Qualifications	Mr. Pilot’s qualifications as a director include his extremely valuable experience as a top executive at a home furnishing retailer and over 30 years of retail experience across all aspects of the retail business, including merchandising, operations, e-commerce, logistics, sourcing, and production.

Proposal 1 (Election of Directors)	7

alexander wolf
Age; Address	41; 11999 San Vicente Blvd, Suite 350, Los Angeles, CA 90049
Occupation	Managing Partner of Kingswood Capital Management, L.L.C.
Experience

Mr. Alexander Wolf is the Managing Partner of Kingswood Capital Management, L.L.C., a private investment firm which he founded in 2013. Prior to founding Kingswood, Mr. Wolf was a Partner and Managing Director in the Private Equity Group at Cerberus Capital Management, L.P., a $29 billion multi-strategy investment firm. During his time at Cerberus, from 2001 to 2012, Mr. Wolf led or co-led the acquisitions of companies from global Fortune 500 corporations, entrepreneurs, and the public equity markets. Mr. Wolf began his career in the leverage finance group of Wells Fargo. Mr. Wolf served on the board of directors of NewPage Holding Corp., a North American paper manufacturer, and certain of its subsidiaries from 2005 to 2012. He previously served on the board of directors of Anchor Glass Container Corporation. During his career, Mr. Wolf has completed dozens of investments, with several billion dollars deployed across a wide range of industry sectors, including upstream energy and energy services, software and technology, manufacturing, paper and packaging, business services and retail and consumer products.

Mr. Wolf received his Bachelor of Arts degree from Duke University and his Master of Business Administration from the Stanford University Graduate School of Business.

Service on Other Boards	NewPage Holding Corp. (2005 to 2012); Anchor Glass Container Corporation (2004 to 2007)
Skills & Qualifications	Mr. Wolf’s qualifications as a director include his significant expertise in corporate strategy, turnarounds, mergers and acquisitions (M&A), restructurings and merger integration, as well as his experience as a director of numerous private and public companies.

We urge shareholders to vote FOR ALL six of the Nominees on the GOLD proxy card.

None of the organizations or corporations referenced above is a parent, subsidiary, or other affiliate of the Company. We believe that, if elected, each of the Nominees will be considered an independent director of the Company under (i) the Company’s Corporate Governance Guidelines, as approved January 28, 2014, (ii) Section 303A of the New York Stock Exchange’s Listed Company Rules (the “NYSE Rules”), and (iii) paragraph (a)(1) of Item 407 of Regulation S-K. Under the NYSE Rules, however, a final determination as to the independence of the Nominees will not be made until after their election and appointment to the Board.

Each of the Nominees has entered into a nominee agreement pursuant to which Sandell Asset Management Corp. (“SAMC”) has agreed to pay the costs of soliciting proxies in connection with the Annual Meeting, and to defend and indemnify such Nominees against, and with respect to, any losses that may be incurred by them in the event they become a party to litigation based on their nomination as candidates for election to the Board and the solicitation of proxies in support of their election. If a Nominee (other than Mr. Mansouri) serves as a nominee to the Board until the Annual Meeting, such Nominee will receive a one-time payment of $10,000. The Nominees will not receive any compensation from SAMC or its affiliates for their services as directors of the Company if elected. If elected, the Nominees will be entitled to such compensation from the Company as is consistent with the Company’s practices for services of non-employee directors.

Each of the Nominees has agreed to being named as a Nominee in this proxy statement and has confirmed his or her willingness to serve on the Board if elected. The Sandell Group does not expect that any of the Nominees will be unable to stand for election, but, in the event that a Nominee is unable to or for good cause will not serve, the shares of Common Stock represented by the GOLD proxy card will be voted for a substitute candidate selected by the Sandell Group.  If the Sandell Group determines to add or substitute nominees, whether because the Company expands the size of the Board subsequent to the date of this Proxy Statement or for any other reason, it will file an amended proxy statement and proxy card that, as applicable, identifies the additional or substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes biographical and other information about such nominees required by the rules of the SEC.

Potential Effects upon Change in Control.

Under the Company’s Amended and Restated Credit Agreement, dated as of October 21, 2014, as amended (the “Credit Agreement”), a change in control constitutes an event of default and will be deemed to occur if a majority of the seats on the Board are held by persons who were neither (i) nominated, appointed, or approved for election by the Board nor (ii) appointed by directors so nominated, appointed, or approved. Accordingly, if at least four of the Nominees are elected and the Board does not approve any of such Nominees, an event of default will be deemed to occur. Under Delaware case law, the Board’s fiduciary duties require them to approve the election of the Nominees unless they identify a specific

Proposal 1 (Election of Directors)	8

and substantial risk to the Company or its creditors posed by the Nominees. We do not believe that there is any reasonable basis for the Board to fail to approve the election of the Nominees and we therefore expect that the Board will grant such approval prior to the Annual Meeting and that the election of the Nominees will not trigger an event of default. Upon an event of default under the Credit Agreement, the lenders under the Credit Agreement will not be obligated to make loans or other extensions of credit and may, among other things, terminate their commitments to the Company and declare any then outstanding loans due and payable immediately. According to the Company’s Annual Report on Form 10-K, as of June 30, 2015, the Company had outstanding obligations of $75 million under the Credit Agreement, consisting of a $35 million term loan and a $40 million revolving loan.

Under Mr. Kathwari’s Employment Agreement, dated October 1, 2015, “good reason” shall exist permitting Mr. Kathwari to terminate his employment with the Company if he ceases to serve as a director and Chairman of the Board. If “good reason” exists and Mr. Kathwari elects to terminate his employment, he may be entitled to benefits valued at approximately $9.62 million according to the Company’s Proxy Statement.

On September 29, 2015, the Board adopted a Change in Control Severance Plan (the “CIC Severance Plan”). The CIC Severance Plan provides severance pay to certain executives of the Company, other than the Chief Executive Officer, in the event the executive's employment is involuntarily terminated without “cause,” or the executive voluntarily terminates his or her employment for “good reason” within two years after a “change in control” of the Company, or is terminated in anticipation of a “change in control” of the Company. Under the CIC Severance Plan, a “change in control” is triggered by “the Company’s incumbent directors ceas[ing] to constitute at least a majority of the board of directors of the Company, except in connection with the election of directors approved by a vote of at least a majority of the directors then comprising the incumbent Board of Directors of the Company.” According to the Form 8-K filed by the Company in connection with the CIC Severance Plan on October 2, 2015, the benefits payable to the named executive officers participating in the CIC Severance Plan would have been, in the aggregate, approximately $1.76 million as of October 1, 2015.

Vote Required.

According to the Company’s Proxy Statement, the affirmative vote of a majority of all of the votes present, in person or by proxy, at the Annual Meeting and entitled to vote on the election of directors is required for the election of each director nominee. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against the director nominees. Broker non-votes will not be counted as votes present and entitled to vote and therefore will not be counted in determining the outcome of this proposal. Under Delaware law, if neither the Nominees nor the Company’s director nominees receive the affirmative vote of a majority of all of the votes present at the Annual Meeting, then the incumbent directors will serve as “holdover” directors and continue to serve on the Board until their successors are elected and qualify or until their earlier resignation or removal. However, under the Company’s Director Policy and Standards, any incumbent directors that are not reelected at the Annual Meeting will resign from the Board. If none or less than all of the directors are elected by the required majority and all current directors resign, then, under the Company’s Bylaws, any vacancies may be filled by a majority of the directors then in office (although less than a quorum) or by the sole remaining director or, if there are no directors in office, then, under Delaware law, any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the certificate of incorporation or the bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided under Delaware law. There is no assurance that any incumbent director will serve as a director if one or more of the Nominees are elected to the Board. Although we are not aware of any plans to fill any vacancies on the Board as a result of the election of the Nominees, the Board (including any of the Nominees that are elected) may fill any vacancies that may exist on the Board following the conclusion of the Annual Meeting.

We do not endorse any of the Company’s nominees and urge you not to sign or return any proxy card that may be sent to you by the Company. Voting “AGAINST” any of the Company’s nominees or voting “ABSTAIN” on its proxy card is not the same as voting for the Nominees because a vote against any of the Company’s nominees or abstaining on its proxy card will count as a vote present and will therefore be equivalent to a vote “AGAINST” the Nominees. If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Okapi Partners LLC, toll free at (877) 285-5990 or collect at (212) 297-0720.

The

We Recommend a Vote FOR ALL Six of the Nominees on the GOLD proxy card.

Proposal 1 (Election of Directors)	9

PROPOSAL 2: RATIFICATION OF THE COMPANY’S SELECTION OF INDEPENDENT PUBLIC ACCOUNTING FIRM

According to the Company’s Proxy Statement, the Board has determined that it is desirable to request the approval of the appointment of its independent registered public accounting firm by the stockholders of the Company. The Company’s Proxy Statement indicates that the Audit Committee of the Board has appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending June 30, 2016. KPMG was the independent registered public accounting firm for the Company for the fiscal year ended June 30, 2015.

If stockholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG, and may decide to retain the firm notwithstanding the vote. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company or its stockholders.

Vote Required.

According to the Company’s Proxy Statement, the approval of Proposal 2 requires the affirmative vote of a majority of all of the votes present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 2. Broker non-votes will not be counted as votes present and entitled to vote and therefore will not be counted in determining the outcome of this Proposal 2.

We Recommend a Vote FOR Proposal 2 on the GOLD proxy card.

Proposal 2	10

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

According to the Company’s Proxy Statement, the Company will provide stockholders with the opportunity to cast a non-binding advisory vote on the compensation of the Company’s Named Executive Officers. The Company’s Proxy Statement states that the Company’s current policy is to provide stockholders with an opportunity to vote on the compensation of its named executive officers each year at its annual meeting of stockholders. While this vote is advisory in nature, the Company’s Proxy Statement states that “it is important and will provide [the Company] with information regarding [its] stockholders’ sentiment about [the Company’s] executive compensation philosophy, policies and practices, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in [the Company’s] Proxy Statement.” The Compensation Committee of the Board and the Board will consider the result of the vote when making future compensation decisions for the Company’s Named Executive Officers.

We believe stockholders should vote to disapprove the compensation of the Company’s named executive officers. Mr. Kathwari was recently granted a 5-year employment agreement that can be extended by an additional two years, which we believe is too long a term. Furthermore, we don’t believe the metrics of Adjusted Operating Income and Adjusted Operating Income per share used to determine whether Mr. Kathwari is entitled to additional compensation are appropriately linked to the creation of shareholder value. Furthermore, we are very troubled by the fact that total shareholder return is apparently not being used as a factor to determine Mr. Kathwari’s compensation, as we believe that a CEO’s compensation should be tied to shareholder returns in order to ensure focus on enhancing shareholder value and proper alignment with shareholder interests.

According to the Company’s Proxy Statement, the Company will request a non-binding, advisory vote on a resolution substantially in the following form:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in [the Company’s] Proxy Statement pursuant the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Executive Compensation tables and the narrative discussion.

We encourage all stockholders to review the Company’s proxy disclosures in the Company’s Proxy Statement in detail.

Note: The stockholder vote on this Proposal 3 will not be binding on the Company or the Board, and it will not be construed as overruling any decision by the Company or the Board, or creating or implying any change to, or additional fiduciary duties for, the Company or the Board.

Vote Required.

According to the Company’s Proxy Statement, the approval of Proposal 3 requires the affirmative vote of a majority of all of the votes present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 3. Broker non-votes will not be counted as votes present and entitled to vote and therefore will not be counted in determining the outcome of this Proposal 3.

We Recommend a Vote AGAINST Proposal 3 on the GOLD proxy card.

Proposal 3	11

PROPOSAL 4: APPROVAL OF THE COMPANY’S STOCK INCENTIVE PLAN

According to the Company’s Proxy Statement, the Company is asking stockholders to approve the Company’s Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan was previously known as the 1992 Stock Option Plan, which was amended and restated through January 27, 2015 and, if approved by stockholders, will be further amended and restated as amended in its entirety in one document. The Company is not proposing to increase the current number of authorized and available shares for future issuance under the Stock Incentive Plan.

We believe stockholders should vote against the approval of the Stock Incentive Plan. While we are generally and strongly in favor of aligning the interests of employees with the interests of stockholders through the issuance of equity and equity-linked securities such as stock options, we are concerned that 1,347,311 shares of Common Stock, the stated number of shares remaining available for future issuance under the Stock Incentive Plan, is far too great, as this would amount to approximately 5% of all shares of Common Stock outstanding as of the Record Date.

We encourage all stockholders to review the proxy disclosures with respect to the Stock Incentive Plan in the Company’s Proxy Statement in detail.

Vote Required.

According to the Company’s Proxy Statement, the approval of Proposal 4 requires the affirmative vote of a majority of all of the votes present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 4. Broker non-votes will not be counted as votes present and entitled to vote and therefore will not be counted in determining the outcome of this Proposal 4.

We Recommend a Vote AGAINST Proposal 4 on the GOLD proxy card.

Proposal 4	12

PROPOSAL 5: APPROVAL OF THE INCENTIVE PERFORMANCE COMPONENTS OF THE CEO’S EMPLOYMENT AGREEMENT FOR PURPOSES OF TAX DEDUCTIBILITY

According to the Company’s Proxy Statement, the Company is asking stockholders to approve the incentive performance components (the “Incentive Components”) of the 2015 Employment Agreement between the Company and its CEO, Mr. Kathwari (the “2015 Employment Agreement”).

The Company’s Proxy Statement states:

Under Section 162(m) of the [Internal Revenue Code of 1986, as amended (the “Code”)], the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of its next three most highly compensated [Named Executive Officers] (other than the Principal Financial Officer) may be limited to the extent that it exceeds $1 million in any one year. The Company can deduct compensation in excess of that amount if it qualifies as "performance-based compensation" under Section 162(m) of the Code. For the Incentive Component, to qualify as "performance-based compensation" and to be paid under the 2015 Employment Agreement, the Incentive Components of the 2015 Employment Agreement must be approved by stockholders. The 2015 Employment Agreement is intended to permit the Company to pay incentive compensation which qualifies as "performance-based compensation", thereby permitting the Company to receive a federal income tax deduction for the payment of such incentive compensation. If the Compensation Committee or Board of Directors makes a discretionary incentive compensation payment in the case of extraordinary economic circumstances under the 2015 Employment Agreement, such discretionary incentive compensation payment will not be tax-deductible under Section 162(m) of the Code.

If approved by stockholders, the Incentive Components will be effective for the bonus and Performance Unit performance period commencing July 1, 2015 and ending June 30, 2016 and for the six following fiscal years, assuming the two one-year extensions are exercised, unless the 2015 Employment Agreement is sooner terminated.

We believe stockholders should vote against the approval of the Incentive Components. We do not believe that the metrics of “Adjusted Operating Income” and “Adjusted Operating Income Per Share” should be used to determine whether Mr. Kathwari is entitled to incentive compensation, as we do not believe such metrics alone are appropriately linked to the creation of shareholder value. As such, we do not believe that any incentive compensation received based on these metrics should be tax-deductible.

We encourage all stockholders to review the proxy disclosures with respect to the Incentive Components in the Company’s Proxy Statement in detail.

Vote Required.

According to the Company’s Proxy Statement, the approval of Proposal 5 requires the affirmative vote of a majority of all of the votes present, in person or by proxy, at the Annual Meeting and entitled to vote. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposal 5. Broker non-votes will not be counted as votes present and entitled to vote and therefore will not be counted in determining the outcome of this Proposal 5.

We Recommend a Vote AGAINST Proposal 5 on the GOLD proxy card.

Proposal 5	13

PROPOSAL 6: AMENDMENT TO THE COMPANY’S CHARTER TO REMOVE CONTINUING DIRECTOR PROVISION

According to the Company’s Proxy Statement, the Company will provide stockholders with the opportunity to vote to amend the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) by deleting Article Fifth of the Charter to eliminate the requirement that Business Combinations (as defined in the Charter) with an Interested Person (as defined in the Charter) be approved by a majority of Directors who are Continuing Directors (as defined in the Charter) (the “Continuing Director Provision”). Article Fifth of the Charter defines Continuing Directors as any member of the Board of the Company, while such person is a member of the Board, who was (a) a member of (or nominated to be a member of) the Board on April 1, 1993 or (b) was a member of the Board prior to the time that the Interest Person became an Interested Person, and any successor of a Continuing Director while such successor is a member of the Board, who is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

The Charter currently requires that Business Combinations with Interested Persons be approved by the holders of at least 66 and 2/3% of those of the outstanding shares of Common Stock generally entitled to vote which are not beneficially owned by such Interested Person and by a majority of directors who are Continuing Directors and are, with respect to such Interested Person, Disinterested Directors (as defined in the Charter).

The amendment to the Charter under this Proposal 6 would delete Article Fifth in its entirety and completely eliminate the Continuing Director Provision in the Charter. If this Proposal 6 is approved by the Company's stockholders, the amendment to the Charter will become effective promptly after the Annual Meeting upon the filing thereof by the Company with the Secretary of State of the State of Delaware.

We believe stockholders should vote to approve the amendment to the Charter to delete the Continuing Director Provision. We first brought the Continuing Director Provision to the Company’s attention in our press release on September 15, 2015 and we are disappointed that the Company and the Board have allowed the provision to remain in its Charter for 22 years in spite of their knowledge of “the potentially chilling effect that the Continuing Director Provision can have on takeover and investment activity in the Company . . . and the impact that [it] has on the rights of stockholders to nominate and elect directors empowered with the ability to act on significant matters presented to the vote of the Company’s Board,” as stated in the Company’s Proxy Statement. Under the Continuing Director Provision, even if every single stockholder wanted the Company to engage in any number of business transactions, only Mr. Kathwari, along with certain long-standing members of the Board and their chosen colleagues, would have the authority to approve any transaction resulting from the actions taken by a stockholder owning more than 5% of the outstanding shares of Common Stock. We believe that the Continuing Director Provision serves to undermine the most basic right of stockholders, namely the right to be represented by directors that are empowered by and accountable to those stockholders, and can effectively render powerless certain directors elected by stockholders with respect to certain business transactions.

Vote Required.

According to the Company’s Proxy Statement, the approval of Proposal 6 requires the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of all of the outstanding shares of Common Stock entitled to vote, in person or by proxy. Abstentions and broker non-votes will be counted as outstanding shares and therefore will count as votes against Proposal 6.

We Recommend a Vote FOR Proposal 6 on the GOLD proxy card.

Proposal 6	14

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Who is entitled to vote?

Only holders of Common Stock at the close of business on the Record Date, October 5, 2015, are entitled to notice of and to vote at the Annual Meeting. Stockholders who sold shares of Common Stock before the Record Date (or acquire them without voting rights after the Record Date) may not vote such shares of Common Stock.  Stockholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such shares of Common Stock after the Record Date (unless they also transfer their voting rights).  According to the Company’s Proxy Statement, the only outstanding class of securities of the Company entitled to vote at the Annual Meeting is the Common Stock.

How do I vote my shares?

Shares held in record name. If your shares of Common Stock are registered in your own name, please vote today by signing, dating and returning the enclosed GOLD proxy card in the postage-paid envelope provided. Execution and delivery of a proxy by a record holder of shares of Common Stock will be presumed to be a proxy with respect to all shares held by such record holder unless the proxy specifies otherwise.

Shares beneficially owned or held in “street” name. If you hold your shares of Common Stock in “street” name with a broker, bank, dealer, trust company, or other nominee, only that nominee can exercise the right to vote with respect to the shares of Common Stock that you beneficially own through such nominee and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your broker, bank, dealer, trust company, or other nominee to vote in favor of the election of the Nominees. Please follow the instructions to vote provided on the enclosed GOLD proxy card. If your broker, bank, dealer, trust company, or other nominee provides for proxy instructions to be delivered to them by telephone or Internet, instructions will be included on the enclosed GOLD proxy card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions by emailing them to info@okapipartners.com or mailing them to The Sandell Group, c/o Okapi Partners LLC., 437 Madison Avenue, 28th Floor, New York, New York 10022, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Note: Shares of Common Stock represented by properly executed GOLD proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, “FOR ALL” six of the Nominees listed in Proposal 1, “FOR” Proposal 2, “AGAINST” Proposals 3-5, and “FOR” Proposal 6.

How should I vote on each proposal?

The Sandell Group recommends that you vote your shares on the GOLD proxy card as follows:

“FOR ALL” six Nominees standing for election to the Board named in this Proxy Statement (Proposal 1);

“FOR” the ratification of the Company’s selection of independent registered public accounting firm (Proposal 2);

“AGAINST” the advisory proposal to approve the compensation of the Company’s executive officers (Proposal 3);

“AGAINST” the proposal to approve the Company’s Stock Incentive Plan (Proposal 4);

“AGAINST” the proposal to approve the Incentive Components of the CEO’s compensation (Proposal 5); and

“FOR” the proposal to amend the Charter to remove the Continuing Director Provision (Proposal 6).

Questions and Answers	15

How many shares must be present to hold the Annual Meeting?

Under the Bylaws, the presence in person or represented by proxy of holders entitled to cast at least one-third of all the votes generally entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. According to the Company’s Proxy Statement, abstentions, withheld votes, and shares held of record by a brokerage firm, bank, or similar organization, or its nominee ("Broker Shares"), pursuant to a signed proxy or voting instruction card that are voted on any matter (including an abstention or withheld vote) are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present. For more information on broker non-votes, see “What are “broker non-votes” and what effect do they have on the proposals?” below.

What vote is needed to approve each proposal?

•	Proposal 1 – Election of Directors. According to the Company’s Proxy Statement, the affirmative vote of a majority of all of the votes present, in person or by proxy, at the Annual Meeting and entitled to vote on the election of directors is required for the election of each director nominee. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against the director nominees. Broker non-votes will not be counted as votes present and entitled to vote and therefore will not be counted in determining the outcome of this proposal. Under Delaware law, if neither the Nominees nor the Company’s director nominees receive the affirmative vote of a majority of all of the votes present at the Annual Meeting, then the incumbent directors will serve as “holdover” directors and continue to serve on the Board until their successors are elected and qualify or until their earlier resignation or removal. However, under the Company’s Director Policy and Standards, any incumbent directors that are not reelected at the Annual Meeting will resign from the Board.

THE ONLY WAY TO SUPPORT ALL SIX OF THE NOMINEES IS TO SUBMIT YOUR VOTING INSTRUCTIONS “FOR ALL” THE NOMINEES ON THE GOLD PROXY CARD. PLEASE DO NOT SIGN OR RETURN A WHITE PROXY CARD FROM THE COMPANY, EVEN IF YOU INSTRUCT TO “ABSTAIN” ON THEIR DIRECTOR NOMINEES. DOING SO WILL REVOKE ANY PREVIOUS VOTING INSTRUCTIONS YOU PROVIDED ON THE GOLD PROXY CARD.

•	Proposal 2–5. According to the Company’s Proxy Statement, the approval of each of Proposals 2 through 5 requires the affirmative vote of a majority of all of the votes present, in person or by proxy, at the Annual Meeting and entitled to vote thereon. Brokers are not permitted to vote on this proposal without instructions from the beneficial owner, so if you hold your shares through a broker or other nominee, your shares will not be voted on this proposal unless you affirmatively vote your shares in accordance with the voting instructions provided by such broker or other nominee. Abstentions will be treated as shares that are present and entitled to vote and therefore will count as votes against Proposals 2 through 5. Broker non-votes will not be counted as votes present and entitled to vote and therefore will not be counted in determining the outcome of Proposals 2 through 5.
•	Proposal 6 – Charter amendment to remove Continuing Director Provision. According to the Company’s Proxy Statement, the approval of Proposal 6 requires the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of all of the outstanding shares of Common Stock entitled to vote, in person or by proxy. Abstentions and broker non-votes will be counted as outstanding shares and therefore will count as votes against Proposal 6.

What are “broker non-votes” and what effect do they have on the proposals?

Generally, broker non-votes occur when shares held by a broker, bank, or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker, bank, or other nominee has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares with respect to that particular proposal. If your shares are held in the name of a brokerage firm, and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal unless it is a “routine” matter. Under the rules and interpretations of the New York Stock Exchange, there are no “routine” proposals in a contested proxy solicitation such as this one. Because the Sandell Group has initiated a contested proxy solicitation, there will be no “routine” matters at the Annual Meeting.

Broker non-votes, if any, with respect to the proposals set forth in this Proxy Statement will not count as votes present and entitled to vote and therefore will not be counted in determining the outcome of any Proposals 1 through 5. Broker non-votes will count as shares outstanding and will therefore count as votes against Proposal 6.

Questions and Answers	16

What should I do if I receive a proxy card from the Company?

You may receive proxy solicitation materials from Ethan Allen, including an opposition proxy statement and white proxy card. We are not responsible for the accuracy of any information contained in any proxy solicitation materials used by the Company or any other statements that it may otherwise make.

We do not endorse any of the Company’s nominees and recommend that you disregard any proxy card or solicitation materials that may be sent to you by the Company. Voting “AGAINST” any of the Company’s nominees or voting “ABSTAIN” on its proxy card is not the same as voting for the Nominees because a vote against any of the Company’s nominees or abstaining on its proxy card will count as a vote present and will therefore be equivalent to a vote “AGAINST” the Nominees. If you have already voted using the Company’s white proxy card, you have every right to change your vote by completing and mailing the enclosed GOLD proxy card in the enclosed pre-paid envelope or by voting via Internet or by telephone by following the instructions on the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted; any proxy may be revoked at any time prior to its exercise at the Annual Meeting by following the instructions below under “Can I change my vote or revoke my proxy?” If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Okapi Partners LLC, toll free at (877) 285-5990 or collect at (212) 297-0720.

Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your proxy instructions or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Proxies may be revoked by any of the following actions:

•	signing, dating and returning the enclosed GOLD proxy card (the latest dated proxy is the only one that counts);
•	delivering a written revocation or a later dated proxy for the Annual Meeting to The Sandell Group, c/o Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, New York 10022 or to the secretary of the Company; or
•	attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

If your shares are held in a brokerage account by a broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee. If you attend the Annual Meeting and you beneficially own shares of Common Stock but are not the record owner, your mere attendance at the Annual Meeting WILL NOT be sufficient to revoke your prior given proxy card. You must have written authority from the record owner to vote your shares held in its name at the meeting. Contact Okapi Partners LLC toll free at (877) 285-5990 or collect at (212) 297-0720 for assistance or if you have any questions.

IF YOU HAVE ALREADY VOTED USING THE COMPANY’S WHITE PROXY CARD, WE URGE YOU TO REVOKE IT BY FOLLOWING THE INSTRUCTIONS ABOVE. Although a revocation is effective if delivered to the Company, we request that either the original or a copy of any revocation be mailed to The Sandell Group, c/o Okapi Partners LLC, 437 Madison Avenue, 28th Floor, New York, New York 10022, so that we will be aware of all revocations.

Who is making this Proxy Solicitation and who is paying for it?

The solicitation of proxies pursuant to this proxy solicitation is being made by the Sandell Group and the Nominees. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet, in person and by advertisements. The Sandell Group will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. The Sandell Group has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares of Common Stock they hold of record. The Sandell Group will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that certain regular employees of the Sandell Group will also participate in the solicitation of proxies in support of the Nominees. Such employees will receive no additional consideration if they assist in the solicitation of proxies.

SAMC has retained Okapi Partners LLC (“Okapi”) to provide solicitation and advisory services in connection with this solicitation. Okapi will be paid a fee not to exceed $360,000 based upon the campaign services provided. In addition, SAMC will reimburse Okapi for its reasonable out-of-pocket expenses and will indemnify Okapi against certain liabilities and expenses, including certain liabilities under the federal securities laws. Okapi will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Okapi will employ up to 45 persons to

Questions and Answers	17

solicit the Company’s stockholders as part of this solicitation. Okapi does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this proxy solicitation.

The entire expense of soliciting proxies is being borne by SAMC. Costs of this proxy solicitation are currently estimated to be approximately $700,000. We estimate that through the date hereof, SAMC’s expenses in connection with the proxy solicitation are approximately $440,000. If successful, SAMC may seek reimbursement of these costs from the Company. In the event that it decides to seek reimbursement of its expenses, SAMC does not intend to submit the matter to a vote of the Company’s stockholders. The Board, which will consist of all six of the Nominees, if all are elected, and one of the incumbent Company directors, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Company and its stockholders. Costs related to the solicitation of proxies include expenditures for attorneys, public relations and other advisors, solicitors, printing, advertising, postage, transportation, litigation, and other costs incidental to the solicitation.

Where can I find additional information concerning Ethan Allen?

Pursuant to Rule 14a-5(c) promulgated under the Exchange Act, we have omitted from this proxy statement certain disclosure required by applicable law to be included in the Company’s Proxy Statement in connection with the Annual Meeting. Such disclosure includes information regarding securities of the Company beneficially owned by the Company’s directors, nominees and management; certain stockholders’ beneficial ownership of more than 5% of the Company’s voting securities; information concerning executive compensation; and information concerning the procedures for submitting stockholder proposals and director nominations intended for consideration at the 2016 annual meeting of stockholders and for consideration for inclusion in the proxy materials for that meeting. If the Company does not distribute the Company’s Proxy Statement to stockholders at least ten days prior to the Annual Meeting, we will distribute to the stockholders a supplement to this proxy statement containing such disclosures at least ten days prior to the Annual Meeting. We take no responsibility for the accuracy or completeness of information contained in the Company’s Proxy Statement. Except as otherwise noted herein, the information in this proxy statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

This proxy statement and all other solicitation materials in connection with this proxy solicitation will be available on the internet, free of charge, at http://www.RedesignEthanAllen.com.

Questions and Answers	18

CONCLUSION

We urge you to carefully consider the information contained in this proxy statement and then support our efforts by signing, dating, and returning the enclosed GOLD proxy card today.

Thank you for your support,

Sandell Asset Management Corp.
Castlerigg Master Investments, Ltd.	Castlerigg International Limited	Castlerigg International Holdings Limited
Castlerigg Offshore Holdings, Ltd.	Castlerigg Active Investment Fund, Ltd.	Castlerigg Active Investment Intermediate Fund, L.P.
Castlerigg Active Investment Master Fund, Ltd.	Castlerigg Equity Event and Arbitrage Fund	Thomas E. Sandell

Edward Glickman	Kathy Herbert	Richard Mansouri
Annelise Osborne	Ken Pilot	Alex Wolf

November 2, 2015

Conclusion	19

ANNEX I: INFORMATION ON THE PARTICIPANTS

This proxy solicitation is being made by SAMC, Castlerigg Master Investments, Ltd. (“Castlerigg Master Investment”), Castlerigg International Limited (“Castlerigg International”), Castlerigg International Holdings Limited (“Castlerigg Holdings”), Castlerigg Offshore Holdings, Ltd. (“Castlerigg Offshore Holdings”), Castlerigg Active Investment Fund, Ltd. (“CAI Fund”), Castlerigg Active Investment Intermediate Fund, L.P. (“CAI Intermediate”), Castlerigg Active Investment Master Fund, Ltd. (“CAI Master”), Castlerigg Equity Event and Arbitrage Fund (“CEEAF”), and Thomas E. Sandell (collectively, the “Sandell Group”), and the Nominees.

As of November 1, 2015, the Participants may be deemed to beneficially own an aggregate of 1,563,854 shares Common Stock, constituting approximately 5.5% of the Company’s outstanding Common Stock. The percentages used herein are based upon the 28,414,297 shares of Common Stock outstanding as of October 5, 2015, the Record Date, as reported in the Company’s Proxy Statement.

Of the 1,563,854 shares of Common Stock deemed to be beneficially owned in the aggregate by the Participants: (a) Castlerigg Master Investment, Castlerigg International, Castlerigg Holdings, and Castlerigg Offshore Holdings may be deemed to beneficially own the 1,074,894 shares of Common Stock directly held by Castlerigg Master Investment; (b) CAI Master, CAI Fund, and CAI Intermediate may be deemed to beneficially own the 278,970 shares of Common Stock directly held by CAI Master, including the 1,000 shares of Common Stock held in record name by CAI Master; (c) CEEAF beneficially owns 16,092 shares of Common Stock; (d) SAMC may be deemed to beneficially own the 1,369,956 shares of Common Stock directly held by Castlerigg Master Investment, CAI Master and CEEAF by virtue of investment management agreements with each such entity; and (e) Mr. Sandell, a citizen of Sweden, may be deemed to beneficially own 1,563,854 shares of Common Stock by virtue of his direct and indirect control of SAMC and his indirect control over Merrill Lynch Investment Solutions SICAV, an umbrella fund with segregated liability between sub-funds acting for and on behalf of Merrill Lynch Investment Solutions – Castlerigg Equity Event and Arbitrage UCITS Fund (“UCITS”), which beneficially owns 193,898 shares of Common Stock.

By virtue of investment management agreements with Castlerigg Master Investment, CAI Master, and CEEAF, SAMC has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the shares of Common beneficially owned by Castlerigg Master Investment, CAI Master, and CEEAF. By virtue of an investment management agreement with UCITS, Sandell Investment Services, L.L.C. (“SIS” and, together with UCITS, the Sandell Group and each of their respective associates, the “Sandell Parties”) has the power to vote or direct the voting, and to dispose or direct the disposition, of all of the shares of Common Stock beneficially owned by UCITS. By virtue of his direct and indirect control of SAMC and SIS, Mr. Sandell is deemed to have shared voting power and shared dispositive power with respect to all Common Stock as to which SAMC and SIS have voting power or dispositive power.

The Common Stock beneficially held by the Sandell Parties is or may be held in commingled margin accounts (the “Margin Accounts”), which may extend margin credit to the Sandell Parties from time to time, subject to applicable federal margin regulations, stock exchange rules, and credit policies. In such instances, the positions held in the Margin Accounts are pledged as collateral security for the repayment of debit balances in the Margin Accounts. The Margin Accounts bear interest at a rate based upon the broker’s call rate from time to time in effect. Because other securities are held in the Margin Accounts, it is not possible to determine the amounts, if any, of margin used to purchase the Common Stock reported beneficially owned by the Sandell Parties.

The principal business of SAMC is to provide investment management services to private individuals and institutions. The principal business of Castlerigg Master Investment, Castlerigg International, Castlerigg Holdings, Castlerigg Offshore Holdings, CEEAF, CAI Fund, CAI Intermediate and CAI Master is to invest in securities. The principal business of Mr. Sandell is to serve as Chief Executive Officer of SAMC and as Managing Member of SIS.

The principal business address of Castlerigg Master Investment, Castlerigg International, Castlerigg Holdings, CAI Fund, CAI Intermediate, and CAI Master is c/o Maples Corporate Services (BVI) Limited, P.O. Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands. The principal business address of Castlerigg Offshore Holdings is c/o Maples Fund Services (Cayman) Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. The principal business address of CEEAF is c/o Atlantic Fund Services, Three Canal Plaza, Suite 600 Portland, Maine 04101. The principal business address of SAMC and Mr. Sandell is 540 Madison Avenue, 36th Floor, New York, NY 10022.

Except as set forth in this Proxy Statement (including the Annexes), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant in this proxy solicitation directly or indirectly beneficially owns any securities of the Company; (iii) no Participant owns any securities of the Company which are owned of record but not beneficially; (iv) no Participant has purchased or sold any securities of the Company during the past two years; (v) no part of the purchase price or market value of the securities of the Company

Annex I	20

owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or within the past year was, a party to any contract, arrangements, or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his, her, or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his, her, or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no person, including any of the Participants, who is a party to an arrangement or understanding pursuant to which the Nominees are proposed to be elected, has a substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted on as set forth in this Proxy Statement. There are no material proceedings to which any Participant or any of his, her, or its associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. With respect to each of the Nominees, except as set forth in this Proxy Statement (including the Annexes), none of the events enumerated in Item 401(f)(1)-(8) of Regulation S-K of the Exchange Act occurred during the past ten years. Neither the Nominees nor any associate of a Nominee has served as a director or named executive officer of the Company at any point during the last three fiscal years of the Company.

Transactions by the Participants with respect to the Company’s securities

The following tables set forth all transactions effected during the past two years by the Participants with respect to securities of the Company. The shares of Common Stock reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Unless otherwise indicated, all transactions were effected on the open market.

Castlerigg Master Investment

Date	Common Stock Acquired (Disposed)	Date	Common Stock Acquired (Disposed)	Date	Common Stock Acquired (Disposed)
02/24/15	39,745	04/23/15	4,860	06/11/15	850
02/25/15	130,175	04/24/15	140,820	06/17/15	98,836
02/26/15	29,996	04/30/15	23,510	07/13/15	27,537
03/26/15	10,038	05/01/15	7,920	07/14/15	56,088
03/27/15	73,170	05/04/15	5,690	07/15/15	9,130
03/30/15	34,744	05/05/15	7,910	07/29/15	6,780
03/31/15	27,293	05/06/15	11,870	07/30/15	3,290
04/01/15	8,010	05/13/15	5,690	07/31/15	1,380
04/02/15	5,170	05/14/15	1,350	08/03/15	1,490
04/06/15	25,930	05/15/15	1,980	08/04/15	1,670
04/14/15	5,120	05/18/15	3,000	08/05/15	1,920
04/17/15	21,100	06/01/15	1,681	08/06/15	2,350
04/20/15	36,349	06/05/15	2,770	08/07/15	1,630
04/21/15	26,590	06/08/15	8,590	08/10/15	3,570
04/21/15	6,206	06/09/15	16,990	08/12/15	62,693
04/22/15	7,376	06/10/15	1,497	08/13/15	62,540

CAI Master

Date	Common Stock Acquired (Disposed)	Date	Common Stock Acquired (Disposed)	Date	Common Stock Acquired (Disposed)
02/24/2015	3,674	04/06/2015	2,420	04/30/2015	2,090
02/25/2015	12,005	04/14/2015	460	05/01/2015	700
02/26/2015	2,800	04/17/2015	1,900	05/04/2015	510
03/26/2015	865	04/20/2015	3,200	05/05/2015	700
03/27/2015	6,000	04/21/2015	2,390	05/06/2015	1,050
03/30/2015	3,076	04/21/2015	560	05/13/2015	510
03/31/2015	2,470	04/22/2015	700	05/14/2015	120
04/01/2015	720	04/23/2015	440	05/15/2015	180
04/02/2015	450	04/24/2015	12,610	05/18/2015	270
Annex I	21

Date	Common Stock Acquired (Disposed)	Date	Common Stock Acquired (Disposed)	Date	Common Stock Acquired (Disposed)
06/01/2015	150	07/14/2015	8,760	08/05/2015	13,145
06/05/2015	240	07/15/2015	1,420	08/06/2015	16,100
06/08/2015	1,250	07/29/2015	46,331	08/07/2015	11,160
06/09/2015	2,480	07/30/2015	22,480	08/10/2015	24,405
06/10/2015	220	07/31/2015	9,419	08/12/2015	16,270
06/11/2015	120	08/03/2015	10,220	08/13/15	16,230
07/13/2015	4,300	08/04/2015	11,400

CEEAF

Date	Common Stock Acquired (Disposed)	Date	Common Stock Acquired (Disposed)	Date	Common Stock Acquired (Disposed)
03/30/15	2,801	04/23/15	110	06/01/15	40
03/31/15	2,140	04/24/15	3,230	06/05/15	60
04/01/15	650	04/30/15	510	06/08/15	180
04/02/15	445	05/01/15	170	06/09/15	360
04/06/15	2,250	05/04/15	120	06/10/15	30
04/14/15	115	05/05/15	170	06/11/15	20
04/17/15	411	05/06/15	260
04/20/15	800	05/13/15	120
04/21/15	620	05/14/15	30
04/21/15	140	05/15/15	40
04/22/15	200	05/18/15	70

SAMC (by virtue of its indirect control over former funds and managed accounts)

Date	Common Stock Acquired (Disposed)	Date	Common Stock Acquired (Disposed)	Date	Common Stock Acquired (Disposed)
02/24/2015	6,451	04/21/2015	4,690	06/01/2015	20
02/25/2015	21,115	04/22/2015	1,100	06/05/2015	30
02/26/2015	4,851	04/23/2015	690	06/08/2015	89
03/26/2015	1,567	04/24/2015	20,120	06/09/2015	170
03/27/2015	11,150	04/30/2015	3,590	06/10/2015	20
03/30/2015	5,487	05/01/2015	1,210	06/11/2015	10
03/31/2015	4,320	05/04/2015	880	06/16/2015	(1,600)
04/01/2015	1,255	05/05/2015	1,220	06/17/2015	(98,236)
04/02/2015	745	05/06/2015	1,820	07/13/2015	290
04/06/2015	3,760	05/13/2015	880	07/14/2015	580
04/14/2015	780	05/14/2015	200	07/15/2015	90
04/17/2015	3,200	05/15/2015	300	08/20/2015	(8,404)
04/20/2015	5,100	05/18/2015	460

Annex I	22

Mr. Sandell (as it relates to his indirect control over UCITS)

Date	Common Stock Acquired (Disposed)	Date	Common Stock Acquired (Disposed)
02/24/15	9,803	07/31/15	1,180
02/25/15	32,136	08/03/15	1,290
02/26/15	7,353	08/04/15	1,430
03/26/15	2,370	08/05/15	1,650
03/27/15	16,600	08/06/15	2,030
03/30/15	8,268	08/07/15	1,410
03/31/15	6,500	08/10/15	3,070
04/01/15	1,885	08/12/15	11,310
04/02/15	1,190	08/13/15	11,283
04/06/15	5,640
04/14/15	1,220
04/17/15	5,000
04/20/15	8,400
04/21/15	6,200
04/21/15	1,450
04/22/15	1,700
04/23/15	1,130
04/24/15	32,820
04/30/15	(19,700)
07/13/15	6,570
07/13/15	(1,500)
07/14/15	13,370
07/15/15	2,180
07/29/15	5,830
07/30/15	2,830

Annex I	23

IMPORTANT

Tell your Board what you think! YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own. Please give us your proxy “FOR ALL” of the Nominees by taking three steps:

● SIGNING the enclosed GOLD proxy card,

● DATING the enclosed GOLD proxy card, and

● MAILING the enclosed GOLD  proxy card TODAY in the envelope provided (no postage is required    if mailed in the United States).

If any of your shares are held in the name of a broker, bank, bank nominee, or other institution, only it can vote your shares and only upon receipt of your specific instructions. Depending upon your broker or custodian, you may be able to vote either by toll-free telephone or by the Internet. You may also vote by signing, dating and returning the enclosed GOLD voting form in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a GOLD proxy card to be issued representing your shares.

After signing the enclosed GOLD proxy card, DO NOT SIGN OR RETURN ETHAN ALLEN’S WHITE PROXY CARD UNLESS YOU INTEND TO CHANGE YOUR VOTE, because only your latest dated proxy card will be counted.

If you have previously signed and returned a white proxy card to Ethan Allen, you have every right to change your vote. Only your latest dated proxy card will count. You may revoke any proxy card already sent to Ethan Allen by signing, dating and mailing the enclosed GOLD proxy card in the postage-paid envelope provided or by voting by telephone or Internet. Any proxy may be revoked at any time prior to the 2015 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2015 Annual Meeting to Okapi Partners or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation.

If you have any questions concerning this proxy statement, would like to request additional copies of this proxy statement, or need help voting your shares, please contact our proxy solicitor:

437 Madison Avenue, 28th Floor
New York, N.Y. 10022
(212) 297-0720
Stockholders Call Toll-Free at: (877) 285-5990

E-mail: info@okapipartners.com

[Form of Gold Proxy Card]

Ethan Allen Interiors, Inc.

Proxy Card for 2015 Annual Meeting of Stockholders

Scheduled for November 24, 2015 (the “Annual Meeting”):

THIS PROXY SOLICITATION IS BEING MADE BY SANDELL ASSET MANAGEMENT CORP. AND CERTAIN OF ITS AFFILIATES (COLLECTIVELY, THE “SANDELL GROUP”, “WE” OR “US”) AND THE INDIVIDUALS NAMED IN PROPOSAL 1 (THE “NOMINEES”)

THIS BOARD OF DIRECTORS OF ETHAN ALLEN INTERIORS INC. IS NOT SOLICITING THIS PROXY

The undersigned appoints Bruce Goldfarb, Adam Hoffman, Eleazer Klein, Richard Mansouri, and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Ethan Allen Interiors Inc., a Delaware corporation (the “Company”), that the undersigned would be entitled to vote at the Annual Meeting of stockholders of the Company scheduled to be held on Tuesday, November 24, 2015 at 10:00 A.M., Eastern Time, at Ethan Allen International Corporate Headquarters, Ethan Allen Drive, Danbury, Connecticut 06811, including at any adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the instructions indicated herein, with discretionary authority as to any and all other matters that may properly come before the meeting or any adjournment, postponement, or substitution thereof that are unknown to the Sandell Group a reasonable time before this solicitation.

The undersigned hereby revokes any other proxy or proxies heretofore given to vote or act with respect to said shares, and hereby ratifies and confirms all action the herein named attorneys and proxies, their substitutes, or any of them may lawfully take by virtue hereof. This proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Annual Meeting (including any adjournments or postponements thereof).

If this proxy is signed and returned, it will be voted in accordance with your instructions. If you do not specify how the proxy should be voted, this proxy will be voted “FOR ALL” six of the nominees listed in Proposal 1, “FOR” Proposal 2, “AGAINST” Proposals 3–5, and “FOR” Proposal 6. None of the matters currently intended to be acted upon pursuant to this proxy are conditioned on the approval of other matters.

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

INSTRUCTIONS: VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT. OVER THE BOXES (FILL IN VOTING BOXES “©“ IN BLACK OR BLUE INK)

We recommend that you vote “FOR ALL” six of the Nominees below:

Proposal 1 – Election of the six individuals nominated by the Sandell Group to serve as directors.

Nominees:	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
Edward Glickman Kathy Herbert Richard Mansouri Annelise Osborne Ken Pilot Alexander Wolf	❑	❑	❑

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For All Except” box above and write the name of the nominee(s) from which you wish to withhold in the space provided below.)

We recommend that you vote “FOR” Proposal 2:

	FOR	AGAINST	ABSTAIN
Proposal 2 – Company proposal to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.	❑	❑	❑

We recommend that you vote “AGAINST” Proposals 3, 4 & 5:

	FOR	AGAINST.	ABSTAIN
Proposal 3 – Company proposal to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers.	❑	❑	q
Proposal 4 – Company proposal to approve the Stock Incentive Plan.	❑	❑	❑
Proposal 5 – Company proposal to approve the Incentive Components of the CEO’s compensation.	❑	❑	❑

We recommend that you vote “FOR” Proposal 6:

	FOR.	AGAINST	ABSTAIN
Proposal 6 – Company proposal to amend the Charter to remove the Continuing Director Provision.	❑	❑	❑

IN ORDER FOR YOUR PROXY TO BE VALID, IT MUST BE DATED.

Signature (Capacity)	Date

Signature (Joint Owner) (Capacity/Title)	Date

NOTE: Please sign exactly as your name(s) appear(s) on stock certificates or on the label affixed hereto. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners must each sign personally. ALL HOLDERS MUST SIGN. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer and give full title as such.

PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES